                                                                    EXHIBIT 3.21


                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                   S & W X-Ray OF ROCHESTER, NEW YORK, INC.

                           Under Section 805 of the
                           Business Corporation Law


     The undersigned, being the president and secretary of S & W X-Ray of Rochester, New York, Inc., hereby certify as follows:

     1.   Name
          ----

          The name of the corporation is S & W X-Ray of Rochester, New York, Inc. The name under which the corporation was formed was S & W X-Ray of Rochester, New York, Inc.

     2.   Date of Filling of the Certificate of Incorporation
          ---------------------------------------------------

          Its Certificate of Incorporation was filed by the Department of State on April 26, 1973.

     3.   Amendments
          ----------

          The Certificate of Incorporation as now in full force and effect is amended, as authorized by Sections 801 and 805 of the Business Corporation Law, to effect the following amendments: to change the name of the corporation to S & W X-Ray, Inc.; and to change the total number of shares which the corporation is authorized to issue from 200 common shares without par value to 500,000 common shares having a par value of $.04 per share, and to change shares, thereby reducing stated capital.

     4.   Text of Amendments
          ------------------

          Paragraphs 1 and 3, which refer respectively to the name of the corporation and to the number of shares that may be issued, are amended to read as follows:

          1.   The name of the corporation shall be:  S & W X-Ray, Inc.

          3. The aggregate number of shares which the corporation shall have authority to issue is 500,000 shares, all of which are to be common shares having a par value of $.04 per share.

          5.   Change of Issued Shares
               -----------------------

               The number of issued shares changed is 100 common shares without par value. The 100 issued shares shall be changed into 250,000 issued common shares having a par value of $.04 per share, at the rate of 2,500 shares for each share presently issued.

          6.   Change of Unissued Shares
               -------------------------

               The number of unissued shares changed is 100 common shares without par value. The 100 unissued shares shall be changed into 250,000 unissued common shares having a par value of $.04 per share, at the rate of 2,500 shares for each share presently unissued.

          7.   Reduction of Stated Capital
               ---------------------------

               The stated capital of the corporation is reduced from $28,000 to $20,000 by a change of shares under subparagraph (b)(11) of Section 801 of the Business Corporation Law.

          8.   Authorization
               -------------

               This amendment to the Certificate of Incorporation was authorized by a vote of the board of directors followed by a vote of the holders of a majority of all of the outstanding shares entitled to vote thereon at a meeting of the shareholders.

          IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 14th day of February, 1992.


                                        /s/ Bruce Ashby             President
                                        ---------------------------
                                        Bruce Ashby



                                        /s/ Joseph S. Miller, Jr.   Secretary
                                        ----------------------------
                                        Joseph E. Miller, Jr.

STATE OF NEW YORK   )
COUNTY OF MONROE    )    SS.


     Joseph E. Miller, Jr., being duly sworn, deposes and says that he is the secretary of the corporation named in the foregoing Certificate of Amendment; that he has read and signed the same; and that the statements contained therein are true.


                                              /s/ Joseph E. Miller, Jr.
                                              ---------------------------------
                                              Joseph E. Miller, Jr.


Sworn to before me this
14 day of February, 1992.
--        --------

/s/ Roxann Gendron
----------------------------

                         CERTIFICATE OF CHANGE OF THE

                        CERTIFICATE OF INCORPORATION OF

                   S & W X-RAY OF ROCHESTER, NEW YORK, INC.

              Under Section 805-A of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     (1)  The name of the corporation is:

            S & W X-RAY OF ROCHESTER, NEW YORK, INC.

     (2) The certificate of incorporation was filed by the Department of State on the 26th day of April, 1973.

     (3)  The certificate of incorporation is changed as follows:

     Paragraph Five (5) of the Certificate of Incorporation is hereby amended to reflect the following changes:

     The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                              c/o  The Corporation
                                   72 Marway Circle
                                   Rochester, NY  14624

     (4) The change to the Certificate of Incorporation was authorized by a vote of the Board of Director(s), followed by a vote of the holder(s) of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, this certificate has been subscribed this 25th day of 8,
                                                              ----        -
1988 by the undersigned who affirm that the statements made herein are true
----
under the penalties of perjury.

Bruce Ashby, President/Secretary         /s/ Bruce Ashby
--------------------------------         -------------------------

Joseph E. Miller, Jr.,, V-Pres./Trea.    /s/ Joseph S. Miller, Jr.
-------------------------------------    -------------------------

        CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

                    S & W X-RAY OF ROCHESTER, NEW YORK, INC.
               under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     (1)  The name of the corporation is:

                    S & W X-Ray of Rochester, New York, Inc.

     (2) The certificate of incorporation was filed by the department of state on the 26th day of April, 1973.

     (3) The certificate of incorporation is hereby amended to effect the following change:

          Paragraphs "5" and "6" of the Certificate of Incorporation dealing with the address of the corporation shall be amended to read as follows:

               5. The office of the corporation is to be located at 1322 Buffalo Road, Town of Gates, County of Monroe and State of New York, 14624.

               6. The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                                   c/o The Corporation
                                   72 Marway Circle
                                   Rochester, NY  14624

     (4) The amendment to the certificate of incorporation was authorized:

          * [at a meeting of shareholders by vote of a majority of all the outstanding shares entitled to vote thereon.]

          * by unanimous written consent of the holders of all the outstanding shares entitled to vote thereon.

          * [at a meeting of shareholders by vote of all outstanding shares entitled to vote thereon as required by the certificate of] incorporation.

          * by the sole in[corporate for the reason that no shares have been issued, no directors or officers have been elected, and there are no subscribers for shares whose subscriptions have been accepted.]

*        STRIKE OUT WHERE INAPPLICABLE

IN WITNESS WHEREOF, this certificate has been subscribed this 22nd day of 2,
                                                              ----        -
1983 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.


      Type Name      Capacity in which signed     Signature
      ---------      ------------------------     ---------
     Bruce Ashby           President          /s/ Bruce Ashby
     Keith Ashby           Secretary          /s/ Keith Ashby

                          CERTIFICATE OF INCORPORATION

                                       OF

                    S & W X-Ray OF ROCHESTER, NEW YORK, INC.

                         PURSUANT TO SECTION 402 OF THE
                            BUSINESS CORPORATION LAW

     We, the undersigned, in order to form and organize a corporation under the Business Corporation law of the State of New York, do hereby make, execute, and present to the Department of State of said State, for filing pursuant to Law, the following Certificate of Incorporation:

     1. The name of the corporation shall be The undersigned, being the president and secretary of S & W X-Ray of Rochester, New York, Inc.

     2. The purposes for which it is to be formed are to do any all of the things hereafter set forth to the same extent as natural persons might or could do in any part of the world namely:

     To conduct and carry on the business of engaging in the purchase and sale of radiographic chemicals and equipment. To purchase and sell all types of photographic chemistry. To buy, to sell and purchase all types of photographic and radiographic film processors. To buy, sell and install photographic and x-ray accessories and to buy and sell photographic film.

     To purchase, lease or otherwise acquire, and to hold, own, sell, dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and undertakings, share of street mortgages, bonds, debentures, and securities, merchandise, book debts and claim, trade marks, trade names, and any interest in real or personal property.

     To sell, improve, manage, develop, lease, mortgage, dispose or to otherwise turn to account or deal with all or any part of the property of the corporation.

     3.   The total number of shares of stock that may be issued is Two Hundred
(200), all of which are to be without par value.

     4. The share of stock shall be all common stock with equal voting powers and privileges.

     5. The office of the corporation is to be located at 150 Garford Road, in the City of Rochester, County of Monroe and State of New York 14622.

     6. The Secretary of State of the State of New York is hereby designated as agent of the corporation upon whom process against it may served, and the Post Office Address to which the Secretary of State shall mail a copy of any process against it served upon him is 150 Garford Road, in the City of Rochester, County of Monroe, and State of New York, 14622.

     IN WITNESS WHEREOF, We, being over twenty-one years of age, have made, signed, and acknowledged this certificate this 23rd day of March, 1973.
                                               ----

                                               /s/ Keith Ashby
                                               ---------------------------------
                                               KEITH E. ASHBY
                                               150 Garford Road
                                               Rochester, New York 14622

                                               /s/ Bruce P. Ashby
                                               ---------------------------------
                                               BRUCE P. ASHBY
                                               150 Garford Road
                                               Rochester, New York 14622

STATE OF NEW YORK   )
COUNTY OF MONROE    )    SS.
TOWN OF PENFIELD    )

     On this 23rd day of March, 1973, before me personally came Keith E. Ashby,
             ----
to me known and known to me to be the same person described in and who executed the foregoing certificate of incorporation, and that he duly acknowledged to me that he executed the same.

                                               /s/ Donald J. Mark
                                               --------------------------------

                                               Comm. of Deeds
                                               --------------------------------

STATE OF NEW YORK   )
COUNTY OF MONROE    )    SS.
TOWN OF PENFIELD    )

     On this 23rd day of March, 1973, before me personally came Bruce Ashby, to
             ----
me known and known to me to be the same person described in and who executed the foregoing certificate of incorporation, and that he duly acknowledged to me that he executed the same.

                                               /s/ Donald J. Mark
                                               --------------------------------

                                               Comm. of Deeds
                                               --------------------------------

                                      -3-